UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2016

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-18761	47-1809393
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, California 92879
(Address of principal executive offices and zip code)

(951) 739 - 6200
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Monster Beverage Corporation (the “Company”) was held on June 14, 2016, at which the following matters were submitted to a vote of the stockholders.

Proposal No. 1.  To elect ten directors of the Company to serve until the 2017 annual meeting of stockholders.

In accordance with the results below, the following individuals were re-elected as directors of the Company and received the number of votes set opposite their respective names.

Director	Votes For	Votes Withheld	Broker Non-Votes
Rodney C. Sacks	177,747,812	6,527,944	6,731,184
Hilton H. Schlosberg	171,534,175	12,741,581	6,731,184
Mark J. Hall	175,767,713	8,508,043	6,731,184
Norman C. Epstein	176,762,453	7,513,303	6,731,184
Gary P. Fayard	181,767,560	2,508,196	6,731,184
Benjamin M. Polk	178,233,525	6,042,231	6,731,184
Sydney Selati	180,857,704	3,418,052	6,731,184
Harold C. Taber, Jr.	176,119,162	8,156,594	6,731,184
Kathy N. Waller	176,926,102	7,349,654	6,731,184
Mark S. Vidergauz	177,881,507	6,394,249	6,731,184

Proposal No. 2.  To ratify the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.

In accordance with the results below, the appointment of Deloitte & Touche LLP was ratified and approved.

Votes For	Votes Against	Abstentions
186,012,579	4,938,417	55,944

Proposal No. 3.  To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

In accordance with the results below, the compensation of the Company’s named executive officers was approved on a non-binding, advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
159,199,290	24,948,651	127,815	6,731,184

Proposal No. 4.  To re-approve the material terms of the Internal Revenue Code Section 162(m) performance goals under the Monster Beverage Corporation 2011 Omnibus Incentive Plan.

In accordance with the results below, the material terms of the Internal Revenue Code Section 162(m) performance goals under the Monster Beverage Corporation 2011 Omnibus Incentive Plan were re-approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
181,479,675	2,752,709	43,372	6,731,184

Proposal No. 5.  To consider a stockholder proposal requesting the Company’s board of directors adopt a proxy access bylaw.

In accordance with the results below, the stockholder proposal requesting the Company’s board of directors adopt a proxy access bylaw was not approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,983,222	104,214,886	77,648	6,731,184

Proposal No. 6.  To consider a stockholder proposal requesting the Company’s board of directors amend its corporate governance documents to provide that director nominees be elected by a majority vote standard.

In accordance with the results below, the stockholder proposal requesting the Company’s board of directors amend its corporate governance documents to provide that director nominees be elected by a majority vote standard was not approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,531,472	118,672,511	71,773	6,731,184

Item 7.01 Regulation FD Disclosure.

On June 14, 2016, the Company conducted a live audio webcast of the business discussion and question and answer portion of its 2016 Annual Meeting (the “Webcast”). During the Webcast, the Company engaged in discussions related to the anticipated launch of two new products, Mutant, a “super soda,” and Hydro, a non-carbonated energy drink. The Webcast will be archived for approximately one year at www.monsterbevcorp.com in the “Events & Presentations” section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: June 16, 2016	/s/ Hilton H. Schlosberg

Hilton H. Schlosberg
Vice Chairman of the Board of Directors,
President and Chief Financial Officer